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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund, Focus Series Pacific Rim Portfolio, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-76203 of our report dated July 29, 1999, relating to the Statement of Condition of Equity Investor Fund, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
July 29, 1999